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                                                                    EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Pacific Corporation on Form S-8 of our report dated November 22, 2000, appearing in the Annual Report on Form 10-K of American Pacific Corporation for the year ended September 30, 20000.




DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 4, 2001